UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois, 60603

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2015, the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) approved certain amendments to the Corporation’s By-laws (the “By-laws”), effective immediately. The following is a summary of the amendments:

•	Section 1.7 was amended to explicitly state that, except as otherwise required by law or provided for in the Corporation’s Restated Certificate of Incorporation or the By-Laws, if a quorum is present at a meeting of the Corporation’s stockholders, the affirmative vote of the majority of shares represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. This amendment of Section 1.7 is intended to reflect the default voting standard provided under the General Corporation Law of the State of Delaware, and does not affect the majority vote requirement in uncontested elections of the Corporation’s directors.

•	Article VIII, regarding the appointment of a Business Strategy Committee of the Board, was deleted and replaced in its entirety with new Articles VIII and IX, requiring the Board to appoint a Capital Governance Committee and a Corporate Social Responsibility Committee, respectively.

•	Several minor clarifying or technical revisions were incorporated throughout the By-laws, including, but not limited to, the renumbering of all Articles and Sections subsequent to Article IX to reflect the revision noted above.

The foregoing summary of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the By-laws, as amended, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	By-laws of Northern Trust Corporation, as amended through November 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Dated: November 20, 2015	By:	/s/ Stephanie S. Greisch
		Name:	Stephanie S. Greisch
		Title:	Corporate Secretary